10.1(d)

THIRD AMENDMENT TO SECOND AMENDED AND

RESTATED AGREEMENT OF LIMITED PARTNERSHIP

This Third Amendment to Second Amended and Restated Agreement of Limited Partnership (the “Amendment”) is made as the 1st day of March, 1998, among Innkeepers Financial Corporation, a Virginia corporation and sole general partner of Innkeepers USA Limited Partnership (the “Partnership”), and the limited partners listed on Schedule A (the “Limited Partners”) to the Partnership’s Second Amended and Restated Agreement of Limited Partnership, dated as of November 1, 1996, as amended by the First Amendment to Second Amended and Restated Agreement of Limited Partnership, dated July 1, 1997, and the Second Amendment to Second Amended and Restated Agreement of Limited Partnership, dated as of July 23, 1997 (collectively, the “Agreement”), and recites and provides as follows:

RECITALS

The Partnership was formed as a limited partnership under the laws of the Commonwealth of Virginia upon the filing of its Certificate of Limited Partnership with the Virginia State Corporation Commission on May 23, 1994, as amended by an amended Certificate of Limited Partnership filed on June 8, 1994. The Partnership is governed by the Agreement.

The purpose of this Amendment is to amend certain provisions of the Agreement.

AMENDMENT

NOW, THEREFORE, in consideration of the foregoing, the mutual promises of the parties hereto and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Article I of the Agreement is amended by deleting in their entirety each of the following defined terms: “Independent Trustee”, “Instruments”, “Lender” and “Loan Documents”.

2. Section 2.04 of the Agreement is hereby deleted in its entirety and replaced with the following:

“2.04	Term and Dissolution.

(a) The term of the Partnership shall continue in full force and effect until December 31, 2050, except that the Partnership shall be dissolved upon the happening of any of the following events:

(i) The occurrence of an Event of Bankruptcy as to a General Partner or the dissolution, death or withdrawal of a General Partner unless the business of the Partnership is continued pursuant to Section 7.03(b) hereof; provided that if a General Partner is on the date of such occurrence a partnership, the dissolution of such General Partner as a result of the dissolution, death, withdrawal, removal or Event of Bankruptcy of a partner in such partnership shall not be an event of dissolution of the Partnership if the business of such General Partner is continued by the remaining partner or partners, either alone or with additional partners, and such General Partner and such partners comply with any other applicable requirements of this Agreement;

(ii) The passage of 90 days after the sale or other disposition of all or substantially all the assets of the Partnership; (provided that if the Partnership receives an installment obligation as consideration for such sale or other disposition, the Partnership shall continue, unless sooner dissolved under the provisions of this Agreement, until such time as such note or notes are paid in full);

(iii) The redemption of all Limited Partnership Interests (other than any such interests held by the General Partner); or

(iv) The election by the General Partner that the Partnership should be dissolved.

(b) Upon dissolution of the Partnership (unless the business of the Partnership is continued pursuant to this Agreement or the Agreement of the Partners, the General Partner (or its trustee, receiver, successor or legal representative) shall amend or cancel the Certificate and liquidate the Partnership’s assets and apply and distribute the proceeds thereof in accordance with Section 5.06 hereof. Notwithstanding the foregoing, the liquidating General Partner may either (i) defer liquidation of, or withhold from distribution for a reasonable time, any assets of the Partnership (including those necessary to satisfy the Partnership’s debts and obligations), or (ii) distribute the assets to the Partners in kind.”

3. Section 3.01 of the Agreement is hereby deleted in its entirety and replaced with the following:

3.01

Purposes. The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act, provided, however, that such business shall be limited to and conducted in such a manner as to permit the General Partner at all times to qualify as a REIT, unless the General Partner otherwise ceases to qualify as a REIT, (ii) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing and (iii) to do anything necessary or incidental to the foregoing. The General Partner shall also be empowered to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code.

4. Section 3.02(a) is hereby deleted in its entirety.

5. Except as specifically amended hereby, the terms of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, this Third Amendment to the Second Amended and Restated Agreement of Limited Partnership to be executed as of the date first above written.

INNKEEPERS FINANCIAL CORPORATION, a Virginia corporation, sole general partner

By:	/s/ Jeffrey H. Fisher

Name:	Jeffrey H. Fisher
Title:	President

INNKEEPERS USA TRUST, a Maryland real estate investment trust, as a non-partner Party to the Second Amended and Restated Agreement of Limited Partnership, as amended hereby

By:	/s/ Jeffrey H. Fisher

Name:	Jeffrey H. Fisher
Title:	President

THE LIMITED PARTNERS

By:	/s/ Jeffrey H. Fisher

Jeffrey H. Fisher
Attorney-in-fact for each limited partner